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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 17, 2004


                              PanAmSat Corporation
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-22531                     95-4607698
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(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)


                       20 Westport Road, Wilton, CT 06897
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (203) 210-8000


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         (Former name and former address, if changed since last report.)


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Item 5. Other Events and Required FD Disclosure

On March 17, 2004, our PAS-6 satellite, an FS 1300 model satellite built by Space Systems/Loral, suffered an anomaly resulting in a loss of power. Following that event, we moved the satellite to a storage orbit while we and the manufacturer evaluated the problem. On April 1, 2004, this satellite experienced another anomaly and more significant loss of power. Neither of these losses was anticipated. We have maintained communications with and control of this satellite and, as a result of the second anomaly, are taking the necessary steps to deorbit it.

PAS-6 had been previously replaced and was used as a backup for another satellite, PAS-6B. Accordingly, this problem has not affected service to any of our customers and we anticipate that it will not affect our revenues in 2004. We do not plan to replace this satellite.

Item 9. Regulation FD Disclosure

As a result of these events, we anticipate recording a non-cash charge within income from operations of approximately $100 million in the first quarter of 2004. This will result in an approximate $63 million non-cash charge to net income after taxes. Further, we anticipate reduced depreciation expense for full year 2004 of approximately $9 million. We will adjust our 2004 guidance to reflect these changes when we release our first quarter results.


This Report on Form 8-K includes statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views about future events. They are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate", "possibility," "estimates," "projects" and similar expressions identifying their forward-looking character. Investors should not rely on these forward-looking statements as assurances of future events, because such statements are inherently subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the company's expectations. The factors that may affect the outcome of such expectations include, but are not limited to factors detailed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2004                        PANAMSAT CORPORATION
                                           Registrant


                                           By: /s/  James W. Cuminale
                                           Name:  James W. Cuminale
                                           Title: Executive Vice President,
                                                  Corporate Development
                                                  General Counsel and Secretary